SECURITIES AND EXCHANGE COMMISSION
                                Washington D.C. 20549
                                   ----------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(B) OR (G) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                            EUROPEAN MICRO HOLDINGS, INC.
                            -----------------------------
                (Exact Name of Registrant as Specified in its Charter)

        NEVADA                                      65-0803752
        ------                                      ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                        6073 N.W. 167TH STREET, UNIT C-25
                              MIAMI, FLORIDA 33015
                              --------------------
                    (Address of Principal Executive Offices)

                                   Copies to:

                             Clayton E. Parker, Esq.
                               Troy J. Rillo, Esq.
                           Kirkpatrick & Lockhart LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                                 (305) 539-3300



If this form relates to the registration     If this form relates to the registration
of a class  of  securities  pursuant  to     of a class  of  securities  pursuant  to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective     pursuant     to    General     effective     pursuant     to    General
Instruction  A.(c),   please  check  the     Instruction  A.(d),   please  check  the
following box. [ ]                           following box. [ X ]


Securities  Act  registration  statement file number to which this form relates:
333-48756

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be So Registered                     Each Class is to be Registered
        -------------------                     ------------------------------

        None                                    None

Securities to be registered pursuant to Section 12(g) of the Act:

        Common Stock, par value $0.01

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
            -------------------------------------------------------

            This information is incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-48756), filed with the
Securities and Exchange Commission on October 27, 2000, as amended (the "REGISTRATION STATEMENT"), in the section entitled "Description of Capital Stock."

ITEM 2.     EXHIBITS.

     The following exhibits are filed as part of this Form 8-A.

EXHIBIT

NO.       DESCRIPTION                         LOCATION
---       -----------                         --------
  3.01    Articles of Incorporation           Incorporated by reference to
                                              Exhibit No. 3.01 to
                                              Registrant's Registration
                                              Statement (the "Registration
                                              Statement") on Form S-1
                                              (Registration Number
                                              333-44393).

  3.02    Certificate of Amendment of         Incorporated by reference to
          Articles                            of  Incorporation  Exhibit 3.02 to
                                              Registrant's  Form  10-Q  for  the
                                              quarter ended March 31, 1998.

  3.03    Bylaws                              Incorporated by reference to
                                              Exhibit No. 3.02 to the
                                              Registration Statement.

  4.01    Form of Stock Certificate           Incorporated by reference to
                                              Exhibit No. 4.01 to the
                                              Registration Statement.

  5.01    Opinion re: Legality                Incorporated by reference to
                                              Exhibit 5.01 to the
                                              Registration Statement on
                                              Form S-1 filed with the SEC
                                              on October 27, 2000.

  10.01   Equity Line of Credit Agreement     Incorporated by reference to
          dated as of August 24, 2000,        Exhibit 10.34 to
          between the Company and Spinneret   Registrant's Form 10-K for
          Financial System, Ltd.              the year ended June 30, 2000.

  10.02   Registration Rights Agreement       Incorporated by reference to
          dated as of August 24, 2000,        Exhibit 10.35 to
          between the Company and Spinneret   Registrant's Form 10-K for
          Financial System, Ltd.              the year ended June 30, 2000.

  10.03   Warrant to Purchase Common Stock    Incorporated by reference to
          dated as of August 24, 2000,        given Exhibit 10.36 to
          by the Company to Spinneret         Registrant's Form 10-K for
          Financial System,  Ltd.             the year ended June 30, 2000.

  10.04   Warrant to Purchase Common Stock    Incorporated by reference to
          dated as of August 24, 2000, given  Exhibit 10.37 to
          by the Company to the May Davis     Registrant's  Form 10-K for
          Group, Inc.                         the year ended June 30, 2000.

  10.05   Registration Rights Agreement       Incorporated by reference to
          dated as of August 24, 2000,        Exhibit 10.38 to
          between the Company and the May     Registrant's Form 10-K for
          Davis Group, Inc.                   the year ended June 30, 2000.

  10.06   Placement Agent Agreement dated as  Incorporated by reference to
          of August 24, 2000, between the     Exhibit  10.39 to
          Company and the May Davis Group,    Registrant's  Form 10-K for
          Inc.                                the year ended June 30, 2000.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          EUROPEAN MICRO HOLDINGS, INC.



November 29, 2000                         By:   /s/ John B. Gallagher
                                                ------------------------------
                                                John B. Gallagher, Co-President